                                                                      EXHIBIT 24

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby authorizes Ronald W. Bachli or Richard W. Decker, Jr. and either of them, as attorney-in-fact, to sign in his or her behalf, individually and in each capacity stated below, and to file this Registration Statement on Form S-4 and all amendments and/or supplements to this Registration Statement on Form S-4.

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
     /s/ RONALD W. BACHLI       Director, Principal         September 20, 1999
------------------------------    Executive Officer
       Ronald W. Bachli

     /s/ J. THOMAS BYRON        Director                    September 20, 1999
------------------------------
       J. Thomas Byron

  /s/ RICHARD W. DECKER, JR.    Director                    September 20, 1999
------------------------------
    Richard W. Decker, Jr.

      /s/ ROBERT KUSHNER        Director                    September 20, 1999
------------------------------
        Robert Kushner

       /s/ JAMES MCGANN         Principal Financial         September 20, 1999
------------------------------    Officer
         James McGann